Exhibit 99.02
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     On June 17, 2010, Cadence Design Systems, Inc. (“Cadence”) completed its acquisition of Denali Software, Inc. (“Denali”) pursuant to an Agreement and Plan of Merger, dated May 12, 2010, by and among Cadence, Eagle Subsidiary Corporation, a wholly-owned subsidiary of Cadence, Denali and Mark Gogolewski (solely in his capacity as shareholder agent).
     The following unaudited pro forma condensed combined balance sheet as of April 3, 2010 and the unaudited pro forma condensed combined statements of operations for the three months ended April 3, 2010 and for the fiscal year ended January 2, 2010 are based on the historical financial statements of Cadence and Denali after giving effect to Cadence’s acquisition of Denali using the purchase method of accounting and after applying the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.
     Cadence and Denali have different fiscal year ends and different fiscal quarter ends. Accordingly, the unaudited pro forma condensed combined balance sheet as of April 3, 2010 combines Cadence’s historical unaudited condensed consolidated balance sheet as of April 3, 2010 and Denali’s historical unaudited condensed consolidated balance sheet as of March 31, 2010 and is presented as if the acquisition of Denali had occurred on April 3, 2010 and includes all adjustments that give effect to events that are directly attributable to the acquisition of Denali and that are factually supportable. The unaudited pro forma condensed combined statement of operations for the three months ended April 3, 2010 combines the unaudited historical results of Cadence for the three months ended April 3, 2010 and the unaudited historical results of Denali for the three months ended March 31, 2010. The unaudited pro forma condensed combined statement of operations for the fiscal year ended January 2, 2010 combines the historical results of Cadence for the year ended January 2, 2010 and the historical results of Denali for the year ended December 31, 2009. The unaudited pro forma condensed combined statements of operations are presented as if the acquisition had occurred on January 4, 2009 and include all adjustments that give effect to events that are directly attributable to the acquisition of Denali, expected to have a continuing impact and that are factually supportable.
     The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements and have been made solely for purposes of developing such pro forma information. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the results that would have been achieved had the acquisition been consummated as of the date indicated or that may be achieved in the future.
     The acquisition has been accounted for using the purchase method of accounting. The estimated purchase price has been allocated to tangible and intangible assets acquired and liabilities assumed. The allocation of the purchase price is based on valuations derived from estimated fair value assessments and assumptions used by management. While management believes that its estimates and assumptions underlying the valuations are reasonable, different estimates and assumptions could result in different valuations assigned to the individual assets acquired and liabilities assumed, and the resulting amount of goodwill.
     The unaudited pro forma condensed combined financial statements do not include the effects of any possible future restructuring activities that pertain to Cadence operations. These future restructuring expenses may be material and may include costs for severance, costs of vacating facilities and costs to exit or terminate other duplicative activities. Future restructuring expenses pertaining to Cadence operations, if any, would be incurred over the remainder of fiscal 2010 and in fiscal 2011 and would be recorded in operating expenses in the period that these expenses are incurred.
     These unaudited pro forma condensed combined financial statements should be read in conjunction with Cadence’s historical consolidated financial statements and notes thereto contained in Cadence’s Annual Report on Form 10-K for its fiscal year ended January 2, 2010 and Cadence’s historical condensed consolidated financial statements and notes thereto contained in Cadence’s Quarterly Report on Form 10-Q for its three months ended April 3, 2010 and Denali’s historical consolidated financial statements and notes thereto, which is included as Exhibit 99.01 to this Current Report on Form 8-K/A.

CADENCE DESIGN SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of April 3, 2010
(In thousands)

	Historical
	April 3,	March 31,
	2010	2010
			Pro Forma		Pro Forma
	Cadence	Denali (1)	Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$619,303	$12,779	$(296,805)	A	$335,277
Short-term investments	3,188	14,690	—		17,878
Receivables, net	181,155	4,702	—		185,857
Inventories	19,323	—	—		19,323
Prepaid expenses and other	56,617	6,832	(5,179)	B, C	58,270

Total current assets	879,586	39,003	(301,984)		616,605
Property, plant and equipment, net	302,499	754	(346)	C	302,907
Goodwill	5,605	—	152,172	D	157,777
Acquired intangibles, net	26,566	—	168,800	E	195,366
Installment contract receivables, net	41,510	—	—		41,510
Other assets	159,220	20,326	(939)	B, C	178,607

Total Assets	$1,414,986	$60,083	$17,703		$1,492,772

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$147,782	$4,319	$(187)	C	$151,914
Current portion of deferred revenue	253,947	24,686	(20,553)	F	258,080

Total current liabilities	401,729	29,005	(20,740)		409,994

Long-Term Liabilities:
Long-term portion of deferred revenue	85,498	9,702	(6,888)	F	88,312
Convertible notes	441,107	—	—		441,107
Other long-term liabilities	367,617	—	—		367,617

Total long-term liabilities	894,222	9,702	(6,888)		897,036

Stockholders’ Equity:
Common stock and capital in excess of par value	1,684,538	4,990	(4,990)	G	1,684,538
Treasury stock, at cost	(386,433)	—	—		(386,433)
Notes receivable from shareholders	—	(251)	251	G	—
Retained earnings (Accumulated deficit)	(1,224,619)	16,323	50,384	B, G	(1,157,912)
Accumulated other comprehensive income	45,549	314	(314)	G	45,549

Total stockholders’ equity	119,035	21,376	45,331		185,742

Total Liabilities and Stockholders’ Equity	$1,414,986	$60,083	$17,703		$1,492,772

(1)	Certain reclassifications were made to conform to Cadence’s financial statement presentation.
See accompanying notes to unaudited pro forma condensed combined financial statements.

CADENCE DESIGN SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended April 3, 2010
(In thousands, except per share data)

	Historical
	Three Months Ended
	April 3,	March 31,
	2010	2010
			Pro Forma		Pro Forma
	Cadence	Denali (1)	Adjustments		Combined
Revenue:
Product	$102,766	$11,964	$—		$114,730
Services	25,920	—	—		25,920
Maintenance	93,252	—	—		93,252

Total revenue	221,938	11,964	—		233,902

Costs and Expenses:
Cost of product	5,292	1,060	1,926	E	8,278
Cost of services	21,925	—	—		21,925
Cost of maintenance	11,398	—	—		11,398
Marketing and sales	74,762	3,925	—		78,687
Research and development	89,430	4,349	—		93,779
General and administrative	22,834	1,509	—		24,343
Amortization of acquired intangibles	2,691	—	2,333	E	5,024
Restructuring and other charges (credits)	(1,074)	—	—		(1,074)

Total costs and expenses	227,258	10,843	4,259		242,360

Income (loss) from operations	(5,320)	1,121	(4,259)		(8,458)

Interest expense	(7,431)	—	—		(7,431)
Other income, net	5,974	9	—		5,983

Income (loss) before provision for income taxes	(6,777)	1,130	(4,259)		(9,906)
Provision for income taxes	5,008	376	(10)	H	5,374

Net income (loss)	$(11,785)	$754	$(4,249)		$(15,280)

Basic and diluted net loss per share	$(0.04)				$(0.06)

Weighted average common shares outstanding – basic and diluted	262,597				262,597

(1)	Certain reclassifications were made to conform to Cadence’s financial statement presentation.
See accompanying notes to unaudited pro forma condensed combined financial statements.

CADENCE DESIGN SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended January 2, 2010
(In thousands, except per share data)

	Historical
	Year Ended
	January 2,	December 31,
	2010	2009
			Pro Forma		Pro Forma
	Cadence	Denali (1)	Adjustments		Combined
Revenue:
Product	$400,773	$41,866	$—		$442,639
Services	106,555	—	—		106,555
Maintenance	345,304	—	—		345,304

Total revenue	852,632	41,866	—		894,498

Costs and Expenses:
Cost of product	32,114	3,347	7,704	E	43,165
Cost of services	90,536	—	—		90,536
Cost of maintenance	46,593	—	—		46,593
Marketing and sales	286,833	10,658	—		297,491
Research and development	354,703	11,743	—		366,446
General and administrative	122,648	3,053	—		125,701
Amortization of acquired intangibles	11,420	—	9,332	E	20,752
Restructuring and other charges	31,376	—	—		31,376

Total costs and expenses	976,223	28,801	17,036		1,022,060

Income (loss) from operations	(123,591)	13,065	(17,036)		(127,562)

Interest expense	(28,872)	—	—		(28,872)
Other expense, net	(1,042)	(92)	—		(1,134)

Income (loss) before provision (benefit) for income taxes	(153,505)	12,973	(17,036)		(157,568)
Provision (benefit) for income taxes	(3,634)	4,173	(3,647)	H	(3,108)

Net income (loss)	$(149,871)	$8,800	$(13,389)		$(154,460)

Basic and diluted net loss per share	$(0.58)				$(0.60)

Weighted average common shares outstanding – basic and diluted	257,782				257,782

(1)	Certain reclassifications were made to conform to Cadence’s financial statement presentation.
See accompanying notes to unaudited pro forma condensed combined financial statements.

CADENCE DESIGN SYSTEMS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
NOTE 1. BASIS OF PRO FORMA PRESENTATION
     On June 17, 2010, Cadence Design Systems, Inc. (“Cadence”) completed its acquisition of Denali Software, Inc. (“Denali”) pursuant to an Agreement and Plan of Merger, dated May 12, 2010. The aggregate initial purchase price was $296.8 million, which was paid in cash. An additional $12.6 million of payments have been deferred and will be paid in cash if certain Denali shareholders remain employees of Cadence during the periods specified in the respective agreements. These amounts will be expensed in Cadence’s Condensed Consolidated Statements of Operations over the stated retention periods. Cadence incurred costs of $1.7 million directly related to the acquisition of Denali, which were expensed as incurred.
     The following table summarizes the allocation of the purchase price for Denali as of June 17, 2010:

(In thousands)
Current assets	$59,398
Property, plant and equipment	347
Other assets	283
Acquired intangibles:
Existing technology (six to nine-year useful lives)	65,700
Agreements and relationships (three to twelve-year useful lives)	98,800
Tradenames / trademarks / patents (ten-year useful life)	4,300
Goodwill	152,172

Total assets acquired	381,000

Current liabilities and long-term deferred revenue	(17,042)
Long-term deferred tax liabilities	(67,153)

Net assets acquired	$296,805

     Denali’s current assets, property, plant and equipment and other assets were reviewed and adjusted to their fair value on the date of acquisition, as necessary. Among the current assets acquired, $46.7 million was cash and cash equivalents and $11.1 million was trade receivables.
     The fair values of Denali’s intangible assets were determined using the income approach with significant inputs that are not observable in the market. Key assumptions include the expected future cash flows, the timing of the expected future cash flows and the discount rates consistent with the level of risk.
     Denali’s current liabilities and long-term deferred revenue were reviewed and adjusted to their fair value on the date of acquisition, as necessary. Included in net current liabilities and long-term deferred revenue is deferred revenue, which represents advance payments from customers. Cadence estimated its obligation related to the deferred revenue using the cost build-up approach. The cost build-up approach determines fair value by estimating the costs relating to supporting the obligation plus an assumed profit. The sum of the costs and assumed profit approximates the amount that Cadence would be required to pay a third party to assume the obligation. The estimated costs to fulfill the obligation were based on the projected cost structure to provide the contractual deliverables. As a result, Cadence recorded deferred revenue of $11.3 million, representing Cadence’s estimate of the fair value of the contractual obligations assumed.
NOTE 2. RECLASSIFICATIONS
     Certain reclassification adjustments have been made to conform Denali’s historical amounts to Cadence’s presentation. The adjustments primarily relate to reclassifying current deferred income taxes to prepaid expenses and other, reclassifying long-term investments to other assets, reclassifying long-term deferred income taxes to other assets and reclassifying income taxes payable to accounts payable and accrued liabilities.

NOTE 3. PRO FORMA ADJUSTMENTS
     The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:
(A)	To record the cash paid for the acquisition of Denali.

(B)	To record adjustments to deferred tax assets and deferred tax liabilities, primarily related to the fair values of intangible assets acquired. The adjustments to Retained earnings (Accumulated deficit) included in the pro forma condensed combined balance sheet as of March 31, 2010 includes the effects of releasing $66.7 million of Cadence’s deferred tax asset valuation allowance as noted in Note 4 below.

(C)	To record other immaterial adjustments to state the related assets and liabilities at fair value.

(D)	To record goodwill for the acquisition of Denali.

(E)	To record intangible assets and the resulting change in amortization expense. The pro forma adjustment to the unaudited pro forma condensed combined balance sheet is presented as if the acquisition of Denali had occurred on April 3, 2010, while the pro forma adjustments to the unaudited pro forma condensed combined statements of operations are presented as if the acquisition had occurred on January 4, 2009.

(F)	To record the difference between the historical amount and the fair value of deferred revenue of Denali. See Note 1 above for the valuation techniques to determine the fair value of deferred revenue.

(G)	To eliminate Denali’s historical stockholders’ equity.

(H)	The pro forma adjustments eliminate the Denali United States income tax provision and were calculated considering Cadence’s valuation allowance position on its United States losses and tax credits. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had Cadence and Denali filed consolidated income tax returns during the periods presented.
NOTE 4. NON-RECURRING EFFECTS OF THE ACQUISITION
     Income Taxes
     Because the increase in deferred tax liabilities from the intangible assets acquired with Denali provided a source of taxable income, Cadence released a corresponding amount of its deferred tax asset valuation allowance subsequent to the acquisition. The $66.7 million release of the valuation allowance was immediately recognized as a Benefit for income taxes. The pro forma condensed combined statements of operations presented above do not include this non-recurring benefit for income taxes.

     Deferred Revenue
      As noted in Note 1 above, the deferred revenue balance of Denali was adjusted to fair value as of the acquisition date. This adjustment reduces the amount of revenue that will be recognized in future periods, the majority of which will be recognized within 12 months.
     Deferred Payment Expense
     As noted in Note 1 above, $12.6 million of payments have been deferred and will be paid in cash if certain Denali shareholders remain employees of Cadence during the periods specified in the respective agreements. These amounts will be expensed in Cadence’s Condensed Consolidated Statements of Operations over the stated retention periods, the majority of which will be expensed within 12 months.
     Acquisition Costs
     Cadence incurred costs of $1.7 million directly related to the acquisition of Denali, which were expensed as incurred.